FRIEDMAN LLP

ACCOUNTANTS AND ADVISORS

February 22, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 001-34113

Dear Sirs/Madams:

We have read Item 4.01 of Change in Registrant's Certifying Accountant Form 8-K dated February 22, 2011 and we agree with the statements made concerning our firm.

Sincerely,

Friedman LLP

Friedman LLP